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                                                                    EXHIBIT i(3)

                               CONSENT OF COUNSEL

                                AIM SUMMIT FUND
                                ---------------

                     We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM Summit Fund which is included in Post-Effective Amendment No. 26 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-76909), and Amendment No. 27 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-3443), on Form N-1A of AIM Summit Fund.



                                     /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                     ------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP

June 26, 2000